UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MISCOR GROUP, LTD.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	20-0995245 (I.R.S. Employer Identification Number)
1125 South Walnut Street South Bend, Indiana (Address of Principal Executive Offices)	46619 (Zip Code)

MISCOR Group Ltd.
2005 Stock Option Plan
(Full title of the plan)

Mr. John A. Martell
President and Chief Executive Officer
MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619
(Name and address of agent for service)

(574) 234-8131
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, no par value	2,000,000	$0.42	$840,000.00	$25.79

(1)
In addition, pursuant to Rule 416, this registration statement also covers an indeterminate number of shares that may become issuable as a result of stock dividends, stock splits or similar transactions described in the MISCOR Group Ltd. 2005 Stock Option Plan.

(2)
This is the average of the bid and ask prices of the shares of common stock on the OTC Bulletin Board on June 18, 2007, and is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We are filing this Registration Statement on Form S-8 under the Securities Act of 1933 (the “1933 Act”) to register shares of the common stock of MISCOR Group, Ltd. (“MISCOR”) under the MISCOR Group Ltd. 2005 Stock Option Plan (the “Plan”).  We will send or give to participants in the Plan the document(s) containing the information specified by Part I of this registration statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the 1933 Act.  We are not filing such document(s) with the Commission but such document(s) constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by MISCOR with the Commission are hereby incorporated by reference into this registration statement:

(a)	MISCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
(b)
MISCOR’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2007; MISCOR’s Current Reports on Form 8-K dated January 22, 2007, and March 15, 2007, and all other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 by MISCOR since December 31, 2006; and

(c)
The description of MISCOR’s common stock contained in MISCOR’s Registration Statement on Form 8-A (Reg. No. 000-52380), filed with the Commission on December 29, 2006, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by MISCOR pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests and Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

A description of applicable indemnification provisions included in Part II, Item 14 of Post-Effective Amendment No. 1 to MISCOR’s Registration Statement on Form S-1 (Reg. No. 333-137940), which was filed with the Commission on April 27, 2007, is incorporated by reference into this Item 6.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

EXHIBIT NUMBER	EXHIBIT
4.1	MISCOR Group Ltd. 2005 Stock Option Plan (incorporated by reference to Exhibit 10.18 to MISCOR’s Registration Statement on Form S-1 filed on November 1, 2005 (Reg. No. 333-129354))
4.2	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to MISCOR’s Registration Statement on Form S-1 filed on December 30, 2005 (Reg. No. 333-129354))
4.3	Amended and Restated Articles of Incorporation of MISCOR (incorporated by reference to Exhibit 3.1 to MISCOR’s Registration Statement on Form S-1 filed on November 1, 2005 (Reg. No. 333-129354))
4.4	Amended and Restated Code of By-laws of MISCOR (incorporated by reference to Exhibit 3.2 to MISCOR’s Quarterly Report on Form 10-Q filed on November 13, 2006)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of Asher & Company, Ltd.

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the 1933 Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of the registration statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)             That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MISCOR Group, Ltd. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on June 22, 2007.

MISCOR GROUP, LTD.

By:	/s/ John A. Martell
John A. Martell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Martell	President and Chief Executive Officer (Principal Executive Officer) and Director	June 22, 2007
John A. Martell
/s/ Richard J. Mullin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 22, 2007
Richard J. Mullin
/s/ William J. Schmuhl, Jr.	Director	June 22, 2007
William J. Schmuhl, Jr.
/s/ Richard A. Tamborski	Director	June 22, 2007
Richard A. Tamborski

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
4.1	MISCOR Group Ltd. 2005 Stock Option Plan (incorporated by reference to Exhibit 10.18 to MISCOR’s Registration Statement on Form S-1 filed on November 1, 2005 (Reg. No. 333-129354))
4.2	Specimen certificate of common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to MISCOR’s Registration Statement on Form S-1 filed on December 30, 2005 (Reg. No. 333-129354))
4.3	Amended and Restated Articles of Incorporation of MISCOR (incorporated by reference to Exhibit 3.1 to MISCOR’s Registration Statement on Form S-1 filed on November 1, 2005 (Reg. No. 333-129354))
4.4	Amended and Restated Code of By-laws of MISCOR (incorporated by reference to Exhibit 3.2 to MISCOR’s Quarterly Report on Form 10-Q filed on November 13, 2006)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of Asher & Company, Ltd.